EXHIBIT 24




                         AUTOMATIC DATA PROCESSING, INC.


                          Authorization and Designation
                                to Sign and File
                           Section 16 Reporting Forms


     The undersigned, ROBERT HOLMES SWAN, a director of Automatic
Data Processing, Inc., a Delaware corporation (the Company), does hereby authorize and designate DOROTHY WISNIOWSKI and MARY B. WOODS to (i) obtain Electronic Data Gathering and Retrieval (EDGAR) filing codes, (ii) enroll the undersigned in EDGAR Next, (iii) prepare, execute and submit to the U.S. Securities and Exchange Commission a Form ID, amendments thereto and such other documents and information as may be necessary or appropriate to obtain EDGAR codes, and (iv) serve as EDGAR account administrators. The undersigned does further hereby authorize and designate DAVID KWON, DOROTHY WISNIOWSKI and MICHAEL A. BONARTI to sign and file on my behalf any and all Forms 3, 4, 5 and 144 relating to equity securities of the Company pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 (Section 16). This authorization, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.



                                    /s/ Robert Holmes Swan
                                    ---------------------------
                                     ROBERT HOLMES SWAN


Date signed:  October 24, 2025